Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated October 21, 2024, and July 25, 2024, with respect to the consolidated financial statements of Radiopharm Theranostics Limited contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON AUDIT PTY LTD

Melbourne, Australia

December 5, 2024